EXHIBIT 11.1

                                        ARTERIAL VASCULAR ENGINEERING, INC. AND SUBSIDIARIES
                                                 COMPUTATION OF NET INCOME PER SHARE
                                                (In thousands, except per share data)

                                                                               Three Months Ended              Nine Months Ended
                                                                                    March 31,                      March 31,
                                                                             -----------------------         -----------------------
                                                                               1998           1997            1998            1997
                                                                             -------         -------         -------         -------
Basic
     Weighted average common shares outstanding                               63,383          61,948          62,647          61,863
                                                                             -------         -------         -------         -------
Shares used in calculation of net income per share - basic                    63,383          61,948          62,647          61,863
                                                                             -------         -------         -------         -------
Net income                                                                   $42,242         $ 4,633         $55,705         $17,004
                                                                             -------         -------         -------         -------
Net income per share - basic                                                 $  0.67         $  0.07         $  0.89         $  0.27
                                                                             -------         -------         -------         -------

Diluted
     Weighted average common shares outstanding                               63,383          61,948          62,647          61,863
     Weighted average  common  equivalent  shares  assuming
        conversion of stock options under the treasury stock method            2,301           1,228           2,408           1,344
                                                                             -------         -------         -------         -------
Shares used in calculation of net income per share - diluted                  65,684          63,176          65,055          63,207
                                                                             -------         -------         -------         -------
Net income                                                                   $42,242         $ 4,633         $55,705         $17,004
                                                                             -------         -------         -------         -------

Net income per share - diluted                                               $  0.64         $  0.07         $  0.86         $  0.27
                                                                             -------         -------         -------         -------
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